


                                                                                         EXHIBIT 12


                                               PACIFIC BELL
                       COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                        Dollars in Millions


                                          THREE MONTHS ENDED
                                               MARCH 31,                                 YEAR ENDED DECEMBER 31,
                                        -------------------------------------------------------------------------
                                              1997         1996      1996       1995     1994     1993*     1992
                                        -------------------------------------------------------------------------
Income Before Income Taxes,               $    599      $   520   $ 1,945    $ 1,538  $  1,692 $   (39)  $ 1,738
Extraordinary Loss and Cumulative
Effect of Accounting Change
   Add:Interest Expense                         98           88       363        410      439       429      460
          1/3 Rental Expense                    16           12        46         28       40        37       35
                                        -------------------------------------------------------------------------

      Adjusted Earnings                   $    713      $   620   $ 2,354    $ 1,976  $ 2,171   $   427  $ 2,233

                                        -------------------------------------------------------------------------

Total Interest Charges                         115           98  $          $    410  $         $   429  $
                                                                      411                 439                460
1/3 Rental Expense                              16           12        46         28       40        37       35
                                        -------------------------------------------------------------------------

      Adjusted Fixed Charges             $              $   110  $          $    438  $         $   466  $
                                               131                    457                 479                495
                                        -------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges            5.44         5.64      5.15       4.51     4.53      0.92     4.51
                                        -------------------------------------------------------------------------

* Results for 1993 reflect restructuring charges which totaled $924 after taxes.